UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Under Rule 14a-12

ARTISAN ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On April 11, 2022, Artisan Acquisition Corp. (“Artisan”) filed and commenced mailing its definitive proxy statement related to the extraordinary general meeting of shareholders to be held on May 9, 2022 to consider and vote upon, among other things, the approval of its previously announced proposed business combination (the “Business Combination”) with Prenetics Group Limited (“Prenetics”). Capitalized terms used in this Supplement No. 1 to the definitive proxy statement/prospectus (this “Supplement No. 1”) and not otherwise defined have the meaning given to them in the definitive proxy statement/prospectus.
This Supplement No. 1 updates, amends and supplements the definitive proxy statement/prospectus dated April 11, 2022 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of PubCo’s Registration Statement on Form F-4 (Registration No. 333-260928). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.
The attached information updates, amends and supplements certain information contained in the Prospectus. To the extent information in this Supplement No. 1 differs from, updates or conflicts with information contained in the Prospectus, the information in this Supplement No. 1 is the more current information. This Supplement No. 1 is not complete without the Prospectus. This Supplement No. 1 should be read in conjunction with the Prospectus, which is to be delivered with this Supplement No. 1, and is qualified by reference thereto, except to the extent that the information in this Supplement No. 1 updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with the Prospectus for future reference.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 66 of the Prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this proxy statement/prospectus supplement is May 4, 2022.

This Supplement No. 1 should be read in conjunction with the Prospectus, which should be read carefully and in its entirety.
SUPPLEMENT NO. 1 TO THE DEFINITIVE PROXY STATEMENT/PROSPECTUS
Certain disclosure is hereby amended by inserting the following before the section heading “Artisan” on page 29 of the Prospectus:
Recent Developments
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Prenetics’ revenue for the first quarter of 2022 was US$92.0 million compared to US$57.5 million in the first quarter of 2021.

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Prenetics’ (loss)/profit from operations under IFRS was US$(0.6) million in the first quarter of 2022, compared to US$11.1 million in the first quarter of 2021. Prenetics’ Adjusted EBITDA (non-IFRS)1 was US$12.7 million compared to US$12.5 million in the first quarter of 2021.

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As of the date of this proxy statement/prospectus, Prenetics has performed and delivered more than 22 million COVID-19 laboratory and rapid at-home tests globally.

Preliminary Financial Highlights for the Three Months ended March 31, 2022
For the three months ended March 31, 2022
	2022	2021	Y-o-Y change
	(unaudited)	(unaudited)
	(in US$ millions, except percentages)
Financial metrics
Revenue	92.0	57.5	60.2%
Gross Profit	36.0	21.9	64.3%
(Loss)/profit from operations under IFRS	(0.6)	11.1	-105.0%
Adjusted EBITDA (Non-IFRS)(1)	12.7	12.5	1.4%
	As of March 31, 2022	As of December 31, 2021	Q-o-Q change
Trade receivables	59.2	47.0	26.0%
Cash and cash equivalents	34.2	35.3	-3.0%

Note:
(1)
Adjusted EBITDA (non-IFRS) represents (loss)/profit from operations under IFRS before equity-settled share-based payment expenses, depreciation and amortization, other strategic financing, transactional expense and non-operating expense, and finance income, exchange gain or loss. See “— Unaudited Financial Information and Non-IFRS Financial Measures” and the table captioned “Reconciliation of (Loss)/profit from Operations under IFRS and Adjusted EBITDA (Non-IFRS)” below.

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Prenetics’ revenue for the first quarter of 2022 reached US$92.0 million, an increase of 60.2% from US$57.5 million in the same period in 2021. This uplift was driven by strong demand for its diagnostics and genetic testing services. Prenetics has performed and delivered more than 22 million laboratory tests and at-home tests globally as of the date of this proxy statement/prospectus.

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Prenetics’ gross profit for the first quarter of 2022 was US$36.0 million, an increase of 64.3%, from US$21.9 million in the same period in 2021. Prenetics’ gross margin increased from 38.2% for the

1
Adjusted EBITDA (non-IFRS) represents (loss)/profit from operations under IFRS before equity-settled share-based payment expenses, depreciation and amortization, other strategic financing, transactional expense and non-operating expense, and finance income, exchange gain or loss. See “—Unaudited Financial Information and Non-IFRS Financial Measures” and the table captioned “Reconciliation of (Loss)/profit from Operations under IFRS and Adjusted EBITDA (Non-IFRS)” below.

three months ended March 31, 2021 to 39.2% for the three months ended March 31, 2022, due to improved cost management in diagnostic testing services.
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Prenetics’ loss from operations for the first quarter of 2022 was US$0.6 million, compared to profit from operations of US$11.1 million in the same period in 2021. The loss was primarily due to increase of non-cash share-based payment associated with an increase in the equity value of Prenetics.

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Prenetics’ adjusted EBITDA (non-IFRS) for the first quarter of 2022 was US$12.7 million, an increase of 1.4% from US$12.5 million in the same period in 2021, due to increased operating efficiencies and scalability of its business.

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As of March 31, 2022, Prenetics had cash and trade receivables of US$93.4 million, consisting of US$34.2 million of cash and US$59.2 million of trade receivables.

Unaudited Financial Information and Non-IFRS Financial Measures
To supplement Prenetics’ consolidated financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”), Prenetics is presenting a non-IFRS measure, Adjusted EBITDA. This non-IFRS financial measure is not based on any standardized methodology prescribed by IFRS and is not necessarily comparable to similarly-titled measures presented by other companies. Management of Prenetics believes this non-IFRS financial measure is useful to investors in evaluating the Prenetics’ ongoing operating results and trends.
Prenetics is excluding from some or all of its non-IFRS operating results (1) Equity-settled share-based payment expenses, (2) depreciation and amortization, (3) finance income and exchange gain or loss, and (4) other discretionary items determined by its management. These non-IFRS financial measures are limited in value because they exclude certain items that may have a material impact on the reported financial results. Prenetics accounts for this limitation by analyzing results on a IFRS basis as well as a non-IFRS basis and also by providing IFRS measures in Prenetics’ public disclosures.
In addition, other companies, including companies in the same industry, may not use the same non-IFRS measures or may calculate these metrics in a different manner than Prenetics or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of these non-IFRS measures as comparative measures. Because of these limitations, Prenetics’ non-IFRS financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with IFRS. Investors are encouraged to review the non-IFRS reconciliations provided in the tables below. As noted elsewhere, certain IFRS results are preliminary and subject to change.
Reconciliation of (Loss)/profit from Operations under IFRS and Adjusted EBITDA (Non-IFRS)
For the three months ended March 31	2022	2021
	(unaudited)	(unaudited)
	(in US$ millions)
(Loss)/profit from operations under IFRS	(0.6)	11.1
Equity-settled share-based payment expenses	9.4	0.2
Depreciation and amortization	2.2	1.1
Other strategic financing, transactional expense and non-operating expense	1.7	0.5
Finance income, exchange gain or loss	—	(0.4)
Adjusted EBITDA (Non-IFRS)	12.7	12.5
— END OF SUPPLEMENT NO. 1 TO THE DEFINITIVE PROXY STATEMENT/PROSPECTUS —

Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are based on beliefs and assumptions and on information currently available to Artisan Acquisition Corp. (“Artisan”) and Prenetics and also contains certain financial forecasts and projections.
All statements other than statements of historical fact contained in this communication, including, but not limited to, statements as to Prenetics’ financial results, the demand for its products and the operating efficiencies and scalability of its business, are also forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. These statements are based upon estimates and forecasts and reflect the views, assumptions, expectations, and opinions of Artisan and Prenetics, which involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Any such estimates, assumptions, expectations, forecasts, views or opinions, whether or not identified in this communication, should be regarded as indicative, preliminary and for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. Although each of Artisan, Prenetics and PubCo believes that it has a reasonable basis for each forward-looking statement contained in this communication, each of Artisan, Prenetics and PubCo caution you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. In addition, there are risks and uncertainties described in PubCo’s registration statement on Form F-4 (the “Registration Statement”), the proxy statement/prospectus therein, and other documents filed by Artisan or PubCo from time to time with the U.S. Securities and Exchange Commission (the “SEC”). These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements in this communication include statements regarding the proposed transaction, including the timing and structure of the transaction, the proceeds of the transaction and the benefits of the transaction. Neither Artisan, Prenetics nor PubCo can assure you that the forward-looking statements in this communication will prove to be accurate. These forward-looking statements are subject to a number of risks and uncertainties, including the ability to complete the business combination due to the failure to obtain approval from Artisan’s shareholders or satisfy other closing conditions in the business combination agreement, the occurrence of any event that could give rise to the termination of the business combination agreement, the ability to recognize the anticipated benefits of the business combination, the amount of redemption requests made by Artisan’s public shareholders, costs related to the transaction, the impact of the global COVID-19 pandemic, the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction, the outcome of any potential litigation, government or regulatory proceedings and other risks and uncertainties, including those to be included under the heading “Risk Factors” in PubCo’s Registration Statement, the proxy statement/prospectus therein and those included under the heading “Risk Factors” in the final prospectus of Artisan dated May 13, 2021 and in its subsequent reports and other filings with the SEC. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Artisan, Prenetics, PubCo, their respective directors, officers or employees or any other person that Artisan, Prenetics or PubCo will achieve their objectives and plans in any specified time frame, or at all. The forward-looking statements in this communication represent the views of Artisan, Prenetics and PubCo as of the date of this communication. Subsequent events and developments may cause those views to change. However, while Artisan, Prenetics and PubCo may update these forward-looking statements in the future, Artisan, Prenetics and PubCo specifically disclaim any obligation to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of Artisan, Prenetics or PubCo as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Financial Information
The financial information included in this communication is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement, registration statement, or prospectus that PubCo may file with the SEC. You should review PubCo’s audited financial statements when they become publicly available. In addition, Prenetics’ financial information included herein is preliminary and subject to change.
Important Additional Information Regarding the Transaction and Where to Find It
In connection with the proposed transaction, PubCo has filed the Registration Statement with the SEC, which was declared effective by the SEC on April 8, 2022, that includes a definitive proxy statement of Artisan to be distributed to Artisan’s shareholders in connection with Artisan’s solicitation for proxies for the vote by Artisan’s shareholders on the proposed transaction. Shareholders of Artisan and other interested persons are encouraged to read the definitive proxy statement, the final prospectus filed by PubCo as well as other documents filed or to be filed with the SEC because these documents will contain important information about Artisan, Prenetics and PubCo and the proposed transaction. The definitive proxy statement has been mailed to shareholders of Artisan as of March 4, 2022 for voting on the proposed transaction. Shareholders of Artisan will also be able to obtain a copy of the definitive proxy statement and other documents filed with the SEC without charge, by directing a request to: Artisan Acquisition Corp., Room 1111, New World Tower 1, 18 Queen’s Road, Central, Hong Kong. The definitive proxy statement can also be obtained, without charge, at the SEC’s website (www.sec.gov).
Participants in the Solicitation
Artisan, Prenetics and PubCo and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the potential transaction described in this communication under the rules of the SEC. Information about the directors and executive officers of Artisan and their ownership is set forth in Artisan’s filings with the SEC, including its annual report on Form 10-K and filings on Form 10-Q and Form 3. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Artisan’s shareholders in connection with the potential transaction will be set forth in the final prospectus filed by PubCo and the definitive proxy statement. These documents are available free of charge at the SEC’s website at www.sec.gov or by directing a request to Artisan Acquisition Corp., Room 1111, New World Tower 1, 18 Queen’s Road, Central, Hong Kong.